BROWN, CUMMINS & BROWN CO., L.P.A.
                          ATTORNEYS AND COUNSELORS AT LAW
                                 3500 CAREW TOWER
J. W. BROWN (1911-1995)           441 VINE STREET            JOANN M. STRASSER
JAMES R. CUMMINS              CINCINNATI, OHIO 45202         PAMELA L. KOGUT
ROBERT S BROWN               TELEPHONE (513) 381-2121        AARON A. VANDERLAAN
DONALD S. MENDELSOHN         TELECOPIER (513) 381-2125       -------------------
LYNNE SKILKEN                                                      OF COUNSEL
AMY G. APPLEGATE                                                 GILBERT BETTMAN
KATHRYN KNUE PRZYWARA
MELANIE S. CORWIN


                                 April 29, 1999


The BSG Funds
1105 Schrock Road, Suite 437
Columbus, Ohio  43229


Gentlemen:

     A legal opinion that we prepared was filed with your Pre-Effective Amendment to your Registration Statement (the "Legal Opinion"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 4 to your Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.


                                  Very truly yours,

                                   /s/ Brown, Cummins & Brown Co., L.P.A.

                                  Brown, Cummins & Brown Co., L.P.A.

BCB/jlm